UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/15/2008

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        Assurant, Inc. has adopted a new annual bonus plan for Executive Officers called the Assurant, Inc. Executive Short Term Incentive Plan (the "Executive Short Term Incentive Plan"). On May 15, 2008, our shareholders approved the Executive Short Term Incentive Plan. Annual short term incentive payments for Executive Officers for 2008 and later fiscal years will be made under this new plan.

        As described in Proposal Three of our Proxy Statement filed with the Securities and Exchange Commission on April 10, 2008, the Executive Short Term Incentive Plan permits the payment of annual bonuses to eligible participants based on our net income. The Compensation Committee of the Board of Directors (the "Compensation Committee") has designated twelve of our officers as participants in the plan for fiscal year 2008. The potential bonus award to an individual participant for fiscal year 2008 will equal up to 0.38% of our net income (except for our Chief Executive Officer, whose maximum potential bonus for any fiscal year will equal .77% of our net income), which amount is subject to decrease by the Compensation Committee on the basis of its consideration of a number of factors, including financial and non-financial criteria and corporate and individual performance. Within the framework of the Executive Short Term Incentive Plan, the Compensation Committee has established and currently intends to establish in future years criteria, in addition to the basic net income requirement, that it will consider when determining whether, and to what extent, to reduce the actual bonus award below the maximum level determined by the net income requirement. As described in Proposal 3 of the Proxy Statement, the Executive Short Term Incentive Plan is designed to enable us to pay bonuses under the plan that, as qualified performance-based compensation, is not subject to the limits on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

        We have also adopted a new equity incentive plan called the Assurant, Inc. Long Term Equity Incentive Plan (the "Long Term Equity Incentive Plan"). On May 15, 2008, our shareholders also approved the Long Term Equity Incentive Plan. The Long Term Equity Incentive Plan will replace the Assurant, Inc. 2004 Long Term Incentive Plan; equity grants made on or after May 15, 2008, will be made under the Long Term Equity Incentive Plan.

        As described in Proposal Four of the Proxy Statement, the Long Term Equity Incentive Plan permits us to grant to our employees awards based on shares of our common stock, including stock options, stock appreciation rights, restricted stock (including performance shares), unrestricted stock, restricted stock units (including performance units,and dividend equivalents. The maximum number of shares of our common stock that may be issued under the Long Term Equity Incentive Plan is 3,400,000. The Long Term Equity Incentive Plan also authorizes our Compensation Committee to establish performance goals, based on criteria approved by our shareholders, in connection with the grant of awards, and to determine that performance shares or performance units are intended to be exempt from the limits on deductibility under Section 162(m) of the Internal Revenue Code. The Long Term Equity Incentive Plan has a term of ten years; however, for any performance shares or performance units granted after our stockholder meeting in 2013 to be exempt from Section 162(m) of the Internal Revenue Code, we will have to seek reapproval of the performance goals in 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: May 15, 2008	By:	/s/ Raj B. Dave
Raj B. Dave
Vice President